Exhibit 5.1

January 13, 2017

Concho Resources Inc.

One Concho Center

600 W. Illinois Avenue

Midland, Texas 79701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Concho Resources Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale (the “Offering”) by the selling stockholder (the “Selling Stockholder”) of up to 2,177,300 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”), comprised of (i) 1,926,000 Common Shares issued to the Selling Stockholder as partial consideration for the acquisition of certain oil and gas properties by a wholly owned subsidiary of the Company (the “Acquisition”) upon the closing of the Acquisition (the “Closing Shares”) and (ii) up to 251,300 Common Shares that may be issued to the Selling Stockholder as a result of post-closing purchase price adjustments in connection with the Acquisition (the “Post-Closing Shares”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the Common Shares will be sold in the manner described in the Registration Statement.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. the Closing Shares have been validly issued and are fully paid and nonassessable.

2. with respect to the Post-Closing Shares, when any Post-Closing Shares have been issued and delivered in accordance with the terms of the applicable purchase agreement duly authorized by the Company, upon payment of the consideration therefor provided for therein, then such Post-Closing Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.